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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Westinghouse Electric Corporation on Form S-4 of our report dated April 2, 1996, on our audits of the consolidated financial statements of TDI Worldwide, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included on Form 8-K/A of Infinity Broadcasting Corporation dated May 15, 1996. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.
New York, New York
September 30, 1996